VBI Vaccines Announces Closing of Public Offering of Common Stock and Partial Exercise of Underwriter’s Option to Purchase Additional Shares for Aggregate Gross Proceeds of $42.9 Million

CAMBRIDGE, Mass. (December 18, 2018) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the closing of its previously announced underwritten public offering of 26,800,000 common shares at a public offering price of US$1.40 per share, and the partial exercise by the underwriters of their option to purchase an additional 4,020,000 common shares, with 3,865,304 additional common shares purchased at US$1.40 per share. As a result, the company has issued a total of 30,665,304 common shares in the offering and has received aggregate gross proceeds, before deducting the underwriting discounts and commissions and estimated offering expenses, of approximately US$42.9 million.

Immediately following the closing of the underwritten public offering, the number of outstanding common shares of the company is 97,343,777.

BMO Capital Markets, Canaccord Genuity LLC, and Oppenheimer & Co. Inc. acted as joint book-runners for the underwritten public offering. National Securities Corporation acted as a financial advisor to VBI in connection with the offering.

VBI intends to use the net proceeds from the offering to progress its research and development programs, which include, among other things, funding the continued clinical development of Sci-B-Vac®, including the ongoing Phase 3 clinical program in the United States, Europe and Canada; the Phase 1/2a clinical study of the therapeutic vaccine candidate, VBI-1901, for glioblastoma (GBM); the prophylactic vaccine candidate, VBI-1501, for cytomegalovirus (CMV); and the immuno-therapeutic candidate, VBI-2601, for hepatitis B. The net proceeds will also be used for general corporate purposes, including working capital and capital expenditures.

A shelf registration statement relating to the common shares was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on June 8, 2017. A preliminary prospectus supplement and accompanying prospectus relating to the underwritten public offering was filed with the SEC on December 12, 2018. A final prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC on December 17, 2018, and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may be obtained from BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036 or by e-mail at bmoprospectus@bmo.com, or from Canaccord Genuity LLC, Attention: Equity Syndicate Department 99 High Street, 12th Floor, Boston, MA 02110 or by e-mail at prospectus@canaccordgenuity.com, or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004 or by e-mail at equityprospectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immuno-therapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic cytomegalovirus (CMV) vaccine candidate and a therapeutic glioblastoma (GBM) vaccine candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the proposed offering, VBI and its business can be found under the heading “Risk Factors” in the final prospectus supplement and accompanying prospectus relating to the offering, in VBI’s most recent quarterly and annual reports filed with the SEC and with the Canadian security regulatory authorities at www.sedar.com and in the final prospectus supplement and accompanying prospectus relating to the offering filed with the SEC. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Investor Contact

Nell Beattie, Chief Business Officer

Email: IR@vbivaccines.com